Exhibit 99.1

NEWS RELEASE
1101 East Arapaho Road
Richardson TX 75081 USA
+1 (972) 234-6400 main

Financial Contact

Michael L. Paxton, VP, CFO
972.301.3658, mpaxton@intrusion.com

Media Contact

Ben Bittle, Director of Product Management

972.664.8107, bbittle@intrusion.com

INTRUSION INC. ANNOUNCES
SECOND QUARTER RESULTS

Revenue Increased 55% from Second Quarter 2004

Gross Profit Margin Reaches 57%

Cash Burn Decreased 60% from Second Quarter 2004

Richardson, Texas – August 4, 2005 – Intrusion Inc. (NASDAQ: INTZ), (“Intrusion”) today announced financial results for the three months ended June 30, 2005.

Revenue for the second quarter 2005 was $1.7 million, compared to $1.2 million for the first quarter 2005 and $1.1 million for the second quarter 2004.  Revenue increased 42% sequentially from the first quarter 2005 and 55% from the second quarter 2004.

Three orders totaling $1.7 million from the U.S. Government that were expected in the second quarter slipped.  One of the orders for $0.7 million has been received and the other two orders totaling $1.0 million are anticipated in the third quarter.

Intrusion’s net loss was $0.9 million in the second quarter 2005, compared to $1.0 million in the first quarter 2005 and $1.5 million in the second quarter 2004.

Gross profit margin was 57% of revenue in the second quarter of 2005 compared to 56% of revenue in the first quarter of 2005 and 48% of revenue in the second quarter of 2004.

Intrusion’s second quarter 2005 operating expenses were $1.9 million, compared to $1.7 million for the first quarter 2005 and $2.1 million for the second quarter 2004.

As of June 30, 2005, Intrusion reported cash, cash equivalents and short-term investments of $3.6 million, working capital of $2.9 million and no debt.

Excluding the effects of a $2.7 million private placement at the end of the first quarter 2005, which yielded net proceeds of $2.5 million, the cash burn rate in the second quarter was $0.6 million, compared to $0.7 million in the first quarter 2005 and $1.5 million in the second quarter 2004.

“Our quarterly financial results were significantly affected by the slippage of three U.S. Government orders that are now anticipated in the third quarter,” stated G. Ward Paxton, Chairman, President and CEO of Intrusion.  “Even so, we were able to show 55% revenue growth in the second quarter over second quarter 2004, and more importantly, our funnel of business for Compliance Commander, our new Regulated Information Compliance and Identity Theft Prevention product is steadily growing.”

“We recently announced Compliance Commander Product sales to Texans Credit Union of Richardson, Texas, and Partners Federal Credit Union of Anaheim, California.  Customer evaluations are going well, and we continue to make good progress with the Compliance Commander product,” Paxton concluded.

Additionally, U.S. Army bases are evaluating Intrusion’s SecureNet Network Intrusion Prevention/Detection system and results achieved on existing base installations are very good.  The U.S. Army at Fort Hood was selected by The Aberdeen Group as a recipient of Aberdeen Group’s 2005 Best Security Practices award for Fort Hood’s implementation of Intrusion’s SecureNet Network Intrusion Prevention/Detection System and Intrusion’s SpySnare™, spyware prevention system.

Intrusion’s management will host its regularly scheduled quarterly conference call to discuss the Company’s financial and operational progress at 4:00 P.M., CDT today.  Interested investors can access the call at 1-800-399-2043 (if outside the United States, 1-706-634-5518).  For those unable to participate in the live conference call, a replay will be accessible beginning today at 7:00 P.M., CDT until August 11, 2005 by calling 1-800-642-1687 (if outside the United States, 1-706-645-9291).  At the replay prompt, enter conference identification number 8068728.  Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a leading global provider of regulated information compliance, entity identification systems, data privacy protection products, and network intrusion prevention and detection solutions.  In addition, Intrusion offers deployment technologies along with security services for the information-driven economy.  Intrusion’s product families include the Compliance Commander™ for regulated information compliance, data privacy protection and identity theft prevention, TraceCop™ identification and location service, Intrusion SpySnare™ for real-time inline blocking of spyware and unwanted P2P applications, and Intrusion SecureNet™ for network intrusion prevention and detection.  Intrusion’s products help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks.  For more information, please visit www.intrusion.com.

This release, other than historical information, may include forward-looking statements regarding future events or the future financial performance of the Company.  These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the difficulties in forecasting future sales caused by current economic and market conditions, the effect of military actions on government and corporate spending on information security products, spending patterns of, and appropriations to, U.S. government departments, the impact of our cost reduction programs and our refocused product line, the difficulties and uncertainties in successfully developing and introducing new products in emerging markets, market acceptance of our products, the impact of our sustained losses on our ability to successfully operate and grow our business, our stock price and our ongoing Nasdaq eligibility, our ability to generate sufficient cash flow or obtain additional financing on acceptable terms in order to fund ongoing liquidity needs, the highly competitive market for our products, the effects of sales and implementation cycles for our products on our quarterly results, difficulties in accurately estimating market growth, the consolidation of the information security industry, the impact of changing economic conditions, business conditions in the information security industry, our ability to manage acquisitions effectively, our ability to manage discontinued operations effectively, the impact of market peers and their products as well as risks concerning future technology and others identified in our Annual Report on Form 10-KSB, as amended, and other Securities and Exchange Commission filings. These filings can be obtained by contacting Intrusion Investor Relations.

This release may include various non-GAAP financial measures (as defined by SEC Regulation G).  The Company’s management believes these measures provide useful information to investors about the Company’s financial condition and results of operations for the period presented by eliminating the effects of one-time and other transactions that can distort underlying operational results in order to provide greater comparability of the Company’s quarterly financial performance on a year-to-year basis.  The most directly comparable GAAP financial measures and reconciliation of the differences between the GAAP financial measures can be found in the text of this release and the Company’s Unaudited Condensed Consolidated Statements of Operations attached to this release.

INTRUSION INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except par value amounts)

	June 30, 2005	December 31, 2004
ASSETS

Current Assets:
Cash and cash equivalents	$1,284	$2,315
Short-term investments	2,350	75
Accounts receivable, net of allowance for doubtful accounts of $243 in 2005 and $508 in 2004	480	1,220
Inventories, net	840	950
Prepaid expenses	255	393
Total current assets	5,209	4,953

Property and equipment, net	340	299
Other assets	43	64
TOTAL ASSETS	$5,592	$5,316

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$1,389	$1,667
Deferred revenue	914	799
Total current liabilities	2,303	2,466

Stockholders’ Equity:
Preferred stock, $.01 par value:
Authorized shares – 5,000
Series 1 shares issued and outstanding – 389 in 2005 and 840 in 2004
Liquidation preference of $1,970 in 2005	1,375	2,968
Series 2 shares issued and outstanding – 720 in 2005
Liquidation preference of $1,808 in 2005	1,132	—
Common stock, $.01 par value:
Authorized shares – 80,000
Issued shares – 6,493 in 2005 and 5,431 in 2004
Outstanding shares – 6,483 in 2005 and 5,421 in 2004	65	54
Common stock held in treasury, at cost – 10 shares	(362)	(362)
Additional paid-in capital	51,951	49,095
Accumulated deficit	(50,693)	(48,732)
Accumulated other comprehensive loss	(179)	(173)
Total stockholders’ equity	3,289	2,850
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,592	$5,316

INTRUSION INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Revenue	$1,709	$1,103	$2,894	$2,370
Cost of revenue	740	577	1,267	1,213

Gross profit	969	526	1,627	1,157

Operating expenses:
Sales and marketing	873	1,013	1,632	1,973
Research and development	703	732	1,405	1,334
General and administrative	304	315	532	579
Severance and related costs	55	34	55	130

Operating loss	(966)	(1,568)	(1,997)	(2,859)

Interest income, net	29	7	33	26
Other income, net	2	40	2	40

Loss before income taxes	(935)	(1,521)	(1,962)	(2,793)
Income tax provision	—	—	—	—
Net loss	(935)	(1,521)	(1,962)	(2,793)
Preferred stock dividends accrued	(56)	(62)	(85)	(62)
Beneficial conversion feature on preferred stock	—	—	(919)	(938)
Net loss attributable to common stockholders	$(991)	$(1,583)	$(2,966)	$(3,793)

Net loss per share attributable to common stockholders (basic and diluted)	$(0.16)	$(0.31)	$(0.49)	$(0.73)
Weighted average shares outstanding
• Basic and Diluted	6,182	5,166	6,110	5,165